Exhibit 99.1

Bridgeline Announces Financial Results for the First Quarter of Fiscal 2026

Woburn, Mass. - Bridgeline Digital, Inc. (NASDAQ: BLIN), a leader in AI-powered marketing technology, today announced financial results for its fiscal 2026 first quarter, which ended December 31, 2025.

“Bridgeline’s Core products, led by the HawkSearch suite, grew by 17% and now represent more than 63% of the company’s subscription revenue,” said Ari Kahn, Bridgeline’s President and Chief Executive Officer. “HawkSearch adds tremendous value to our customers’ online stores which is proven by their outstanding renewal rates and increased investments in the company’s newest AI-powered products.”

Financial Highlights – First Quarter of Fiscal Year 2026

●	Total revenue, comprised of SaaS Subscription and Services revenue, was $3.9 million for the quarter ended December 31, 2025, an increase from the prior quarter and the prior year comparable quarter.

●	Subscription revenue of $3.2 million increased 4% from $3.0 million in the prior year.

●	Services revenue of $0.8 million increased from $0.7 million in the prior year.

●	Core revenue for the 12 months ended December 31, 2025, grew by 17% compared to the 12 months ended December 31, 2024.

●	Core revenue grew to 60% of total revenue and 63% of subscription revenue, an increase from the prior quarter and the prior year comparable quarter.

Sales Highlights

●	In the first quarter of fiscal year 2026, Bridgeline sold 13 new subscription contracts for $1.2M in total contract value, adding over $370,000 in Annual Recurring Revenue.

●	Bridgeline’s Core subscription ARR per customer was $33,000 in the first quarter of fiscal 2026 compared to $25,000 in the prior year comparable quarter.

●	Core products Net Revenue Retention (“NRR”) was 107% in the first quarter of fiscal 2026.

●

Demand for HawkSearch remained strong across B2B verticals with complex catalogs, contributing to higher-value subscription bookings during the quarter and supporting the Company’s focus on recurring AI-driven revenue.

Product Highlights

The following enhancements were made to the HawkSearch platform:

●

Spark (New UX Platform) - HawkSearch released the initial version of Spark, its next-generation user experience platform for administrators. Spark provides a unified foundation for future AI-driven enhancements, including upcoming Merchandising and Analytics Assistants. Spark represents a significant step in modernizing the user experience while enabling scalable AI innovation across the platform.

●

Contextual Fields - HawkSearch introduced Contextual Fields, a high-performance feature designed to support tens of thousands of values per field (product attributes), enabling advanced use cases such as franchise, multi-location, and customer-specific pricing and availability. A customer recently leveraged this capability to process over 1,000 real-time availability updates per minute from distributed POS systems.

●

Advanced Analytics API - The HawkSearch Advanced Analytics platform now enables customers to integrate HawkSearch analytics data into their own Business Intelligence environments. This extensibility provides greater visibility into search and customer behavior and establishes the technical foundation for the upcoming Analytics Assistant.

●

Barcode Scanner Integration - HawkSearch added a built-in barcode scanning capability, allowing users to instantly locate products by scanning on a mobile device. This feature complements our visual and image-based search functionality within Smart Search and improves product discovery.

●

AI Content Extractor - HawkSearch launched its AI Content Extractor, an AI-powered tool designed to index and structure unstructured content such as PDF technical specification sheets and other document repositories. The solution leverages AI to automatically generate metadata and categorization fields, create summaries, and vectorize content for Smart Search and Smart Response, which helps customers find and buy more products.

Partner Highlights

●

HawkSearch was named an Allied Partner of the National Association of Electrical Distributors (NAED). This deepens our engagement with the electrical distribution community. By leveraging AI capabilities such as Concept Search, Smart Response, and advanced product recommendations, HawkSearch aims to help distributors improve customer satisfaction and drive online growth.

●

HawkSearch joined the Agentic Commerce Alliance (ACA), the world’s only open initiative dedicated to ensuring agent-driven commerce remains accessible, secure, and beneficial for merchants of all sizes. As a member, HawkSearch will contribute its expertise in AI-driven product discovery, personalization, and merchandising intelligence to help develop open standards that enable trustworthy, interoperable agentic systems.

Customer Highlights

●

A national closeout retailer, with over 170 locations and a rapidly expanding eCommerce presence, selected HawkSearch to power their on-site search experience. The closeout retailer turned to HawkSearch to overcome their current solution’s rigid filtering, limited merchandising flexibility, and challenges guiding shoppers to relevant and complementary products. HawkSearch improves their search with advanced merchandising controls, AI-driven relevance, and flexible filtering.

●

A leading U.S. based distributor of specialty lighting products and power solutions using Commerce, Inc as their eCommerce platform has gone live with HawkSearch. HawkSearch’s Smart Search lets their customers search with images, concepts and questions to find items quickly and accurately. HawkSearch also delivers advanced filtering, precise product matching, and a streamlined purchasing experience, helping customers locate specialized components with confidence.

●

A major Midwest-based wholesale distributor using the Optimizely eCommerce platform launched HawkSearch to elevate its online product discovery and deliver an exceptional digital experience to its customers in the construction, industrial, plumbing, and HVAC industries. Key features delivered include Autocomplete, Measurement Conversion, and a planned rollout of AI-powered Recommendations designed to streamline the buying process and improve customer engagement.

●

A leading wholesale supplier serving both B2B and B2C markets has selected HawkSearch to power product discovery across five eCommerce sites. HawkSearch was chosen for its B2B foundation, multi-site support, and AI-driven recommendations. As part of the implementation, the company will deploy HawkSearch's AI suite, including Concept Search, Image Search, Visual Search, and Hybrid Search, to help customers discover and purchase products using text and image-based searches.

●

A national industrial supplier focused on improving search relevancy, customer engagement, and merchandising control has launched HawkSearch to meet its objectives to improve search relevancy, engage logged-in customers, and enable stronger merchandising capabilities. Fine-grained relevance tuning, Measurement Conversion and Boost & Bury rules were used to enhance product discovery by providing precise control over how products are ranked and surfaced to customers.

Financial Results – First Quarter of Fiscal Year 2026

●	Total revenue, which is comprised of Subscription and Services revenue, was $3.9 million for the quarter ended December 31, 2025, as compared to $3.8 million for the same period last year.

●

Subscription revenue, which is comprised of SaaS licenses, maintenance and hosting revenue, was $3.2 million for the quarter ended December 31, 2025, as compared to $3.0 million for the same period last year. As a percentage of total revenue, Subscription revenue was 81% of total revenue for the quarter ended December 31, 2025, as compared to 80% for the same period last year.

●

Services revenue was $0.8 million for the quarter ended December 31, 2025, compared to $0.7 million for the same period last year. As a percentage of total revenue, Services revenue accounted for 19% of total revenue for the quarter ended December 31, 2025, as compared to 20% for the same period last year.

●

Cost of revenue was $1.3 million for the quarter ended December 31, 2025, an increase as compared to $1.3 million for the same period last year. Gross profit was $2.6 million for the quarter ended December 31, 2025, as compared to $2.5 million for the same period last year.

●

Gross margin was 66% for the quarter ended December 31, 2025, as compared to 67% for the same period last year. Subscription gross margin was 69% for three months ended December 31, 2025, as compared to 71% for the same period last year. Services gross margin was 55% for the three months ended December 31, 2025, as compared to 51% for the same period last year.

●	Operating expenses were $2.8 million for the quarter ended December 31, 2025, as compared to $3.0 million for the same period last year.

●	Operating loss for the quarter ended December 31, 2025 was $0.2 million, as compared to $0.5 million for the same period last year.

●	Net loss for the quarter ended December 31, 2025, was $0.1 million, compared to a net loss of $0.6 million for the same period last year.

Conference Call

Bridgeline Digital, Inc. will hold a conference call today, February 12, 2026, at 4:30 p.m. Eastern Time to discuss these results. The Company’s President and Chief Executive Officer, Ari Kahn, and Chief Financial Officer, Thomas Windhausen, will host the call, followed by a question-and-answer period. The details of the conference call webcast and replay are as follows:

Bridgeline Digital First Quarter 2026 Earnings Call
Thursday, February 12, 2026, at 4:30 p.m. ET
Webcast Registration: https://www.webcaster5.com/Webcast/Page/3079/53442

Non-GAAP Financial Measures

This press release contains references to Adjusted EBITDA, a Non-GAAP financial measure.

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, impairment of goodwill and intangible assets, non-cash warrant related income/expense, changes in fair value of contingent consideration, restructuring and acquisition-related costs, amortization of debt discounts, preferred stock dividends and any related tax effects. Bridgeline uses Adjusted EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States ("GAAP").

Bridgeline's management does not consider Non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of Non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these Non-GAAP financial measures. To compensate for these limitations, Bridgeline management presents Non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its Non-GAAP financial measure to the comparable GAAP financial measure, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definition of Non-GAAP Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting its usefulness as a comparative measure. As a result of the limitations that Adjusted EBITDA has as an analytical tool, investors should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Other Terms

Core Product revenue includes all subscription license and services revenue from HawkSearch, WooRank licenses for HawkSearch customers, and AccessiBe.

Net Revenue Retention (“NRR”) is measured as the current period trailing twelve months Monthly Recurring Revenue (“MRR”), including Cross Sales and Net Renewal (expansion less contraction) MRR, all divided by trailing twelve months MRR for the previous period trailing twelve months.

Safe Harbor for Forward-Looking Statements

Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These statements appear in a number of places and include statements regarding the intent, belief or current expectations of Bridgeline Digital, Inc. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, business operations and the business of our customers, suppliers and partners; our ability to retain and upgrade current customers, increasing our recurring revenue, our ability to attract new customers, our revenue growth rate; our history of net loss and our ability to achieve or maintain profitability, instability in the financial markets, including the banking sector; our liability for any unauthorized access to our data or our users' content, including through privacy and data security breaches; any decline in demand for our platform or products; changes in the interoperability of our platform across devices, operating systems, and third party applications that we do not control; competition in our markets; our ability to respond to rapid technological changes, extend our platform, develop new features or products, or gain market acceptance for such new features or products, particularly in light of potential disruptions to the productivity of our employees resulting from remote work; our ability to manage our growth or plan for future growth, and our acquisition of other businesses and the potential of such acquisitions to require significant management attention, disrupt our business, or dilute stockholder value; the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital Market; or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Bridgeline Digital, Inc. assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

About Bridgeline Digital

Bridgeline is a marketing technology company that offers a suite of products that help companies grow online revenue by driving more traffic to their websites, converting more visitors to purchasers, and increasing average order value.

To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Bridgeline Digital, Inc.

Thomas Windhausen

Chief Financial Officer

twindhausen@bridgeline.com

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	(Unaudited)
	December 31,	September 30,
	2025	2025
ASSETS

Current assets:
Cash and cash equivalents	$1,481	$1,626
Accounts receivable, net	1,590	1,542
Prepaid expenses and other current assets	618	310
Total current assets	3,689	3,478
Property and equipment, net	46	46
Operating lease assets	488	134
Intangible assets, net	2,993	3,176
Goodwill, net	8,468	8,468
Other assets	52	24
Total assets	$15,736	$15,326

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$86	$156
Current portion of operating lease liabilities	125	61
Accounts payable	1,495	1,684
Accrued liabilities	1,203	819
Deferred revenue	2,318	2,262
Total current liabilities	5,227	4,982
Long-term debt, net of current portion	150	170
Operating lease liabilities, net of current portion	362	73
Warrant liabilities	12	102
Other long-term liabilities	431	431
Total liabilities	6,182	5,758

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized;
Common stock - $0.001 par value; 50,000,000 shares authorized; 12,224,399 shares issued and outstanding at December 31, 2025 and 10,417,609 shares issued and outstanding at September 30, 2025	12	12
Additional paid-in-capital	104,002	103,924
Accumulated deficit	(94,142)	(94,056)
Accumulated other comprehensive loss	(318)	(312)
Total stockholders' equity	9,554	9,568
Total liabilities and stockholders' equity	$15,736	$15,326

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	December 31,
	2025	2024
Revenue:
Subscription	$3,155	$3,048
Services	758	743
Total net revenue	3,913	3,791

Cost of revenue:
Subscription	985	893
Services	340	363
Total cost of revenue	1,325	1,256
Gross profit	2,588	2,535

Operating expenses:
Sales and marketing	1,041	982
General and administrative	711	786
Research and development	792	1,073
Depreciation and amortization	190	195
Restructuring and acquisition related expenses	25	10
Total operating expenses	2,759	3,046

Loss from operations	(171)	(511)
Interest expense and other, net	-	(4)
Change in fair value of warrant liabilities	90	(114)
Loss before income taxes	(81)	(629)
Provision for (benefit from) income taxes	5	5
Net loss	$(86)	$(634)
Redemption of Series C Convertible Preferred Stock	-	-
Net loss applicable to common shareholders	$(86)	$(634)

Net (loss) per share attributable to common shareholders:
Basic	$(0.01)	$(0.06)
Diluted	$(0.01)	$(0.06)
Number of weighted average shares outstanding:
Basic	12,049,722	10,417,609
Diluted	12,049,722	10,417,609

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	December 31,
	2025	2024
Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(86)	$(634)
Provision for income taxes	$5	5
Interest expense and other, net	$-	4
Change in fair value of warrants	$(90)	114
Amortization of intangible assets	$183	184
Depreciation and other amortization	$7	17
Restructuring and acquisition related charges	$25	10
Stock-based compensation	$78	107
Adjusted EBITDA	$122	$(193)